    As filed with the Securities and Exchange Commission on May 4, 1998

                                                      Registration No. 333-____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          -------------------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -------------------------

                              DENALI INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       76-045464-1
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)


                              1360 POST OAK BLVD.
                                   SUITE 2250
                             HOUSTON, TEXAS  77056
   (Address of registrant's principal executive offices, including zip code)

                              DENALI INCORPORATED
                        1997 INCENTIVE STOCK OPTION PLAN
                              (Full Title of Plan)

                               ---------------

                               STEPHEN T. HARCROW
                      Chairman and Chief Executive Officer
                              Denali Incorporated
                        1360 Post Oak Blvd., Suite 2250
                              Houston, Texas 77056
                                 (713) 627-0933
          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                    Copy to:

                               William Mark Young
                       Gardere Wynne Sewell & Riggs, LLP
                              333 Clay, Suite 800
                              Houston, Texas 77002
                                 (713) 308-5500
                              fax: (713) 308-5555

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
      TITLE OF EACH CLASS           AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
OF SECURITIES TO BE REGISTERED       REGISTERED         PER SHARE*            PRICE*          REGISTRATION FEE*
----------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value       362,873 shares        $17.375           $ 6,304,919           $ 1,860
======================================================================================================================

* Calculated pursuant to Rule 457(h), based on the average of the high and low prices for Common Stock on April 29, 1998, as reported on The Nasdaq Stock Market.
================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents, and all documents subsequently filed by Denali Incorporated (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

          1. The Company's Prospectus dated November 20, 1997, filed by the Company on November 21, 1997 pursuant to Rule 424(b) of the Securities Act of 1933 (Commission File No. 333-36857).

          2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended December 27, 1997 (Commission File No. 000-23353).

          3. All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since November 21, 1997.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The audited financial statements incorporated by reference in this Registration Statement have been audited by the independents public accountants Ernst & Young LLP, Gaynor and Fawcett, Inc., and Leming, Schallner & Co., as indicated in their respective reports, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Future financial statements of the Corporation and the reports thereon of Ernst & Young LLP, Gaynor and Fawcett, Inc., and Leming, Schallner & Co., or such other independent public accountant as appointed by the Corporation, also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Delaware law, the Company's Certificate of Incorporation limits the personal liability of directors. The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for reach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. The Company's Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law. This provision is intended to afford directors additional protection from, and limit their potential liability for, suits alleging a breach of the duty of care by a director. The Company believes that this provision will assist it in securing the services of directors who are not employees of the Company. While stockholders may be unable to recover monetary damages against directors for actions that are in violation of their fiduciary duties, it may be possible to obtain injunctive or other equitable relief with respect to such actions.

          Under Article 6 of the Company's Bylaws as currently in effect, each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

          Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

          Under such law, if unsuccessful in defense of a third party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (i) expenses, including attorneys' fees, and (ii) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

          If unsuccessful in defense of a suit brought by or in the right of the Company, where such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fully and reasonably entitled to indemnity for such expenses.

          The Company has entered into indemnification agreements with each of its directors that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law. Such indemnification agreements include related provisions intended to facilitate the indemnitee's receipt of such benefits, including certain provisions applicable to constituent corporations in the event of certain mergers or acquisitions.

          Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company has purchased and maintains a directors' and officers' liability policy for such purposes.

          Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers of persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

          4.1         The Company's 1997 Incentive Stock Option Plan

          5.1         Opinion of Gardere Wynne Sewell & Riggs

         23.1 Consent of Gardere Wynne Sewell & Riggs (included in its opinion filed as Exhibit 5.1)

         23.2         Consent of Ernst & Young LLP.

         23.3         Consent of Gaynor and Fawcett, Inc., independent auditors

         23.4         Consent of Leming, Schallner & Co., independent auditors

         24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May, 1998.


                                      DENALI INCORPORATED
                                      (Registrant)



                                      By:   /s/ Stephen T. Harcrow
                                            ------------------------------------
                                            Stephen T. Harcrow
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

             Each person whose signature appears below constitutes and appoints Stephen T. Harcrow and R. Kevin Andrews true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 4th day of May, 1998.

            SIGNATURE                                 TITLE                              DATE
            ---------                                 -----                              ----

                                          Chairman of the Board, Chief
       /s/ Stephen T. Harcrow            Executive Officer and Director
------------------------------------      (Principal Executive Officer)            May 4, 1998
       Stephen T. Harcrow


                                       Chief Financial Officer (Principal
        /s/ R. Kevin Andrews             Financial Officer and Principal
------------------------------------          Accounting Officer)                  May 4, 1998
        R. Kevin Andrews


       /s/ Ernest H. Cockrell
------------------------------------                Director                       May 4, 1998
       Ernest H. Cockrell



        /s/ Thomas D. Simmons, Jr.
------------------------------------                Director                       May 4, 1998
        Thomas D. Simmons, Jr.



        /s/ J. Taft Symonds
------------------------------------                Director                       May 4, 1998
        J. Taft Symonds



        /s/ Stephen M. Youts
------------------------------------                Director                       May 4, 1998
        Stephen M. Youts



          /s/ Joel V. Staff
------------------------------------                Director                       May 4, 1998
          Joel V. Staff



       /s/ Philip Burguires
------------------------------------                Director                       May 4, 1998
       Philip Burguires

                               INDEX TO EXHIBITS

                                                                                   Sequentially
Exhibit                                                                               Numbered
Number         Exhibit                                                                 Page
------         -------                                                             ------------
   4.1         The Company's 1997 Incentive Stock Option Plan                           8

   5.1         Opinion of Gardere Wynne Sewell & Riggs                                 14

  23.1         Consent of Gardere Wynne Sewell & Riggs
               (included in its opinion filed as Exhibit 5.1)

  23.2         Consent of Ernst & Young LLP, independent auditors                      15

  23.3         Consent of Gaynor and Fawcett, Inc., independent auditors               16

  23.4         Consent of Leming, Schallner & Co., independent auditors

  24.1 Power of Attorney (set forth on the signature pages of this Registration Statement)